                     [Appleby, Spurling & Kempe Letterhead]


                                                                14 November 2000

Loral Space & Communications Ltd.
600 Third Avenue
New York, New York 10016
USA

Ladies and Gentlemen:

Re:  Form S-8 Registration Statement
------------------------------------

We have acted as Bermuda counsel to Loral Space & Communication Ltd., a Bermuda company (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about November 14, 2000 in connection with the registration under the Securities Act of 1933, as amended, by the Company of 5,000,000 common shares of par value $0.01 (the "Common Shares") each to be issued in accordance with the terms of the Loral Savings Plan (the "Plan").

We have examined the Plan, the Memorandum of Association and Bye-laws of the Company, a Certificate of the secretary of the Company certifying as to the adoption of the resolutions by the Board of Directors of the Company at a meeting held on 31 October 2000 relating to the authorisation of the issuance and sale of the Common Shares pursuant to the Plan (the "Resolutions") and such other corporate records and documents as we have deemed necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of and accuracy of all factual statements contained in all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that the Resolutions are in full force and effect and have not been rescinded in whole or in part.

In rendering this opinion, we do not express any opinion as to the laws of any jurisdiction other than the laws of Bermuda.

Based upon the foregoing, it is our opinion that the Company has duly authorized the issuance of the Common Shares to be issued by the Company pursuant to the Plan and when issued and paid for in accordance with the terms of the Plan and the Resolutions, the Common Shares will be fully paid and not subject to any further calls.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

Appleby, Spurling & Kempe

/s/ Appleby, Spurling & Kempe